PBF Energy Reports First Quarter 2018 Results, Declares Dividend of $0.30 Per Share

•	First quarter income from operations of $95.7 million (excluding special items, first quarter income from operations of $8.0 million)

•	Announces credit facility upsizing to $3.4 billion

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - May 3, 2018 - PBF Energy Inc. (NYSE:PBF) today reported first quarter 2018 income from operations of $95.7 million as compared to income from operations of $0.8 million for the first quarter of 2017. Excluding special items, first quarter 2018 income from operations was $8.0 million as compared to income from operations of $16.8 million for the first quarter of 2017. Special items in the first quarter 2018 results, which increased operating income, include a net, non-cash, after-tax gain of $64.5 million, or $0.56 per share, lower-of-cost-or-market ("LCM") inventory adjustment.

The company reported first quarter 2018 net income of $41.8 million and net income attributable to PBF Energy Inc. of $30.4 million or $0.27 per share. This compares to net loss of $20.0 million, and net loss attributable to PBF Energy Inc. of $31.1 million or $(0.29) per share for the first quarter 2017. Adjusted fully-converted net loss for the first quarter 2018, excluding special items, was $33.4 million, or $(0.29) per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net loss of $22.7 million or $(0.20) per share, for the first quarter 2017. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.1% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “During the first quarter we completed approximately 70 percent of our planned maintenance for the year by executing turnarounds in our East Coast, Gulf Coast and Mid-continent regions. Our Torrance operations were strong during the quarter and with our other assets now out of turnaround, we feel we are well positioned for the coming summer driving season.” Mr. Nimbley continued, “Looking forward, market fundamentals appear favorable. Demand continues to drive inventories of gasoline and distillate to more normalized levels and the distillate market in particular appears to be very strong. Our focus remains the safe, reliable and environmentally responsible operation of our five-asset refining system and positioning ourselves to benefit from prevailing market conditions.”

PBF announces successful closing of upsized $3.4 billion credit facility
PBF's subsidiary, PBF Holding Company LLC, announced today that it and certain of its subsidiaries have entered into a new five year revolving credit agreement. Commitments under the facility have increased from $2.6 billion to $3.4 billion. The credit agreement will be used for working capital and other general corporate purposes.

PBF’s Chief Financial Officer Erik Young said, “This successful syndication demonstrates the growth and development of our business and we thank our banking partners for their commitment to PBF. Our new credit facility provides us with increased financial flexibility and ability to grow.”

Bank of America N.A. is the Administrative and Collateral Agent for the 28-bank syndicate participating in the facility. Bank of America N.A., ABN Amro Capital USA LLC, BNP Paribas, Citibank N.A., Credit Agricole CIB, Deutsche Bank, MUFG Bank, Ltd., Natixis, Royal Bank of Canada and Wells Fargo acted as Joint Lead Arrangers and Joint Bookrunners. Barclays Bank plc, Regions Bank, Societe Generale, Sumitomo Mitsui Banking Corporation and SunTrust Bank acted as Co-Documentation Agents.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on May 30, 2018, to holders of record as of May 15, 2018.

Outlook
For the second quarter 2018, we expect East Coast total throughput to average 340,000 to 360,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 180,000 to 190,000 barrels per day and West Coast total throughput is expected to average 155,000 to 165,000 barrels per day.

For the full-year 2018, we expect East Coast total throughput to average 330,000 to 350,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 175,000 to 185,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, May 3, 2018, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 876-9177 or (785) 424-1669, conference ID: PBFQ118. The audio replay will be available two hours after the end of the call through May 17, 2018, by dialing (800) 839-3013 or (402) 220-7233.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 43.9% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues	$5,802,776	$4,754,473

Cost and expenses (Note 1):
Cost of products and other	5,132,102	4,196,767
Operating expenses (excluding depreciation and amortization expense as reflected below)	426,135	451,266
Depreciation and amortization expense	83,273	59,170
Cost of sales	5,641,510	4,707,203
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	62,813	43,830
Depreciation and amortization expense	2,714	1,762
Loss on sale of assets	79	883
Total cost and expenses	5,707,116	4,753,678

Income from operations	95,660	795

Other income (expense):
Change in fair value of catalyst leases	13	(2,588)
Interest expense, net	(43,198)	(37,183)
Other non-service components of net periodic benefit cost (Note 17)	278	(101)
Income (loss) before income taxes	52,753	(39,077)
Income tax expense (benefit)	10,942	(19,047)
Net income (loss)	41,811	(20,030)
Less: net income attributable to noncontrolling interests	11,445	11,047
Net income (loss) attributable to PBF Energy Inc. stockholders	$30,366	$(31,077)

Net income (loss) available to Class A common stock per share:
Basic	$0.27	$(0.29)
Diluted	$0.27	$(0.29)
Weighted-average shares outstanding-basic	110,820,379	108,760,374
Weighted-average shares outstanding-diluted	115,193,491	108,760,374

Dividends per common share	$0.30	$0.30

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 2):
Adjusted fully-converted net income (loss)	$31,113	$(32,473)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$0.27	$(0.29)
Adjusted fully-converted shares outstanding - diluted	115,193,491	112,603,580

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED		Three Months Ended
NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS)		March 31,
EXCLUDING SPECIAL ITEMS (Note 2)		2018	2017
Net income (loss) attributable to PBF Energy Inc. stockholders		$30,366	$(31,077)
Less:	Income allocated to participating securities	201	271
Income (loss) available to PBF Energy Inc. stockholders - basic		30,165	(31,348)
Add:	Net income (loss) attributable to noncontrolling interest (Note 3)	1,288	(1,856)
Less:	Income tax (expense) benefit (Note 4)	(340)	731
Adjusted fully-converted net income (loss)		$31,113	$(32,473)
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment	(87,653)	16,039
Less:	Recomputed income taxes on special items	23,149	(6,313)
Adjusted fully-converted net loss excluding special items		$(33,391)	$(22,747)

Weighted-average shares outstanding of PBF Energy Inc.		110,820,379	108,760,374
Conversion of PBF LLC Series A Units (Note 6)		3,535,140	3,843,206
Common stock equivalents (Note 7)		837,972	—
Fully-converted shares outstanding - diluted		115,193,491	112,603,580

Adjusted fully-converted net income (loss) (per fully exchanged, fully diluted shares outstanding)		$0.27	$(0.29)

Adjusted fully-converted loss excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 5)		$(0.29)	$(0.20)

		Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS		March 31,
TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2018	2017
Income from operations (Note 17)		$95,660	$795
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment	(87,653)	16,039
Income from operations excluding special items		$8,007	$16,834

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended
		March 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2018	2017
Net income (loss)		$41,811	$(20,030)
Add:	Depreciation and amortization expense	85,987	60,932
Add:	Interest expense, net	43,198	37,183
Add:	Income tax expense (benefit)	10,942	(19,047)
EBITDA		$181,938	$59,038
Special Items (Note 5):
Add:	Non-cash LCM inventory adjustment	(87,653)	16,039
EBITDA excluding special items		$94,285	$75,077

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
EBITDA		$181,938	$59,038
Add:	Stock-based compensation	5,072	6,025
Add:	Net non-cash change in fair value of catalyst leases	(13)	2,588
Add:	Non-cash LCM inventory adjustment (Note 5)	(87,653)	16,039
Adjusted EBITDA		$99,344	$83,690

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31,	December 31,
	2018	2017
Balance Sheet Data:
Cash and cash equivalents	$362,963	$573,021
Inventories	2,579,744	2,213,797
Total assets	8,282,363	8,117,993
Total debt	2,181,046	2,191,650

Total equity	2,915,825	2,902,949
Total equity excluding special items (Note 5, 14)	$2,898,526	$2,950,154

Total debt to capitalization ratio (Note 14)	43%	43%
Total debt to capitalization ratio, excluding special items (Note 14)	43%	43%
Net debt to capitalization ratio (Note 14)	38%	36%
Net debt to capitalization ratio, excluding special items (Note 14)	39%	35%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows used in operations	$(85,433)	$(165,364)
Cash flows used in investing activities	(93,280)	(188,974)
Cash flows used in financing activities	(31,345)	(85,845)
Net decrease in cash and cash equivalents	(210,058)	(440,183)
Cash and cash equivalents, beginning of period	573,021	746,274
Cash and cash equivalents, end of period	$362,963	$306,091
Marketable securities	—	40,054
Net cash, cash equivalents and marketable securities	$362,963	$346,145

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended March 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,799,601	$64,039	$—	$(60,864)	$5,802,776
Depreciation and amortization expense	76,778	6,495	2,714	—	85,987
Income (loss) from operations (Note 15, 17)	125,713	35,205	(61,236)	(4,022)	95,660
Interest expense, net	1,835	9,948	31,415	—	43,198
Capital expenditures	88,297	3,953	1,030	—	93,280

	Three Months Ended March 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,750,197	$60,477	$—	$(56,201)	$4,754,473
Depreciation and amortization expense	53,818	5,352	1,762	—	60,932
Income (loss) from operations (Note 15, 17)	10,615	36,041	(42,262)	(3,599)	795
Interest expense, net	918	7,984	28,281	—	37,183
Capital expenditures	167,216	19,467	2,261	—	188,944

	Balance at March 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 16)	$7,471,210	$728,480	$115,576	$(32,903)	$8,282,363

	Balance at December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 16)	$7,298,049	$737,550	$123,211	$(40,817)	$8,117,993

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 10)	2018	2017
Dated Brent Crude	$66.90	$53.57
West Texas Intermediate (WTI) crude oil	$62.90	$51.70
Light Louisiana Sweet (LLS) crude oil	$65.84	$53.39
Alaska North Slope (ANS) crude oil	$67.20	$53.82
Crack Spreads:
Dated Brent (NYH) 2-1-1	$12.80	$11.58
WTI (Chicago) 4-3-1	$11.78	$11.19
LLS (Gulf Coast) 2-1-1	$12.84	$12.03
ANS (West Coast) 4-3-1	$16.42	$16.52
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.00	$1.87
Dated Brent less Maya (heavy, sour)	$9.15	$8.95
Dated Brent less WTS (sour)	$5.40	$3.31
Dated Brent less ASCI (sour)	$4.57	$4.08
WTI less WCS (heavy, sour)	$26.06	$12.93
WTI less Bakken (light, sweet)	$1.04	$0.92
WTI less Syncrude (light, sweet)	$0.30	$(2.20)
WTI less LLS (light, sweet)	$(2.94)	$(1.69)
WTI less ANS (light, sweet)	$(4.30)	$(2.12)
Natural gas (dollars per MMBTU)	$2.79	$3.06

Key Operating Information
Production (barrels per day ("bpd") in thousands)	803.0	742.7
Crude oil and feedstocks throughput (bpd in thousands)	799.6	738.0
Total crude oil and feedstocks throughput (millions of barrels)	72.0	66.4
Gross margin per barrel of throughput	$2.54	$1.01
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$7.26	$7.75
Refinery operating expense, per barrel of throughput (Note 12)	$5.72	$6.58
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	34%	40%
Medium	35%	29%
Light	20%	16%
Other feedstocks and blends	11%	15%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	52%
Distillates and distillate blendstocks	31%	29%
Lubes	1%	1%
Chemicals	2%	2%
Other	15%	16%
Total yield	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2018	2017
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	329.6	317.0
Crude oil and feedstocks throughput (bpd in thousands)	332.9	320.3
Total crude oil and feedstocks throughput (millions of barrels)	30.0	28.8
Gross margin per barrel of throughput	$1.23	$(0.09)
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$6.47	$5.96
Refinery operating expense, per barrel of throughput (Note 12)	$5.16	$5.18
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	23%	37%
Medium	52%	36%
Light	10%	10%
Other feedstocks and blends	15%	17%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	47%
Distillates and distillate blendstocks	32%	30%
Lubes	3%	2%
Chemicals	1%	1%
Other	15%	19%
Total yield	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	125.0	126.5
Crude oil and feedstocks throughput (bpd in thousands)	122.9	123.8
Total crude oil and feedstocks throughput (millions of barrels)	11.1	11.1
Gross margin per barrel of throughput	$0.12	$(1.67)
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$8.22	$7.65
Refinery operating expense, per barrel of throughput (Note 12)	$6.19	$6.53
Crude and feedstocks (% of total throughput) (Note 13):
Medium	37%	46%
Light	62%	53%
Other feedstocks and blends	1%	1%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	54%
Distillates and distillate blendstocks	32%	35%
Chemicals	5%	7%
Other	5%	6%
Total yield	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2018	2017
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	167.1	162.7
Crude oil and feedstocks throughput (bpd in thousands)	169.2	155.6
Total crude oil and feedstocks throughput (millions of barrels)	15.2	14.0
Gross margin per barrel of throughput	$0.06	$1.72
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$4.45	$9.20
Refinery operating expense, per barrel of throughput (Note 12)	$5.01	$6.23
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	41%	41%
Medium	19%	24%
Light	32%	13%
Other feedstocks and blends	8%	22%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	40%	50%
Distillates and distillate blendstocks	33%	29%
Chemicals	1%	2%
Other	25%	19%
	99%	100%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	181.3	136.5
Crude oil and feedstocks throughput (bpd in thousands)	174.6	138.3
Total crude oil and feedstocks throughput (millions of barrels)	15.7	12.5
Gross margin per barrel of throughput	$5.26	$0.39
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 11)	$10.81	$10.33
Refinery operating expense, per barrel of throughput (Note 12)	$7.13	$10.24
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	80%	83%
Medium	4%	1%
Other feedstocks and blends	16%	16%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	64%
Distillates and distillate blendstocks	28%	21%
Other	16%	14%
Total yield	104%	99%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2017
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$5,802,776	$80.64	$4,754,473	$71.56
Less: Cost of products and other	5,132,102	71.31	4,196,767	63.16
Less: Refinery operating expense	411,447	5.72	436,768	6.58
Less: Refinery depreciation expense	76,778	1.07	53,927	0.81
Gross margin	$182,449	$2.54	$67,011	$1.01
Less: Revenues of PBFX	(64,039)	(0.89)	(60,477)	(0.91)
Add: Affiliate cost of sales of PBFX	3,360	0.05	1,215	0.02
Add: Refinery operating expense (Note 17)	411,447	5.72	436,768	6.58
Add: Refinery depreciation expense	76,778	1.07	53,927	0.81
Gross refining margin	$609,995	$8.49	$498,444	$7.51
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment	(87,653)	(1.23)	16,039	0.24
Gross refining margin excluding special items	$522,342	$7.26	$514,483	$7.75

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) During the third quarter of 2017, we determined that we would revise the presentation of certain line items on our consolidated statements of operations to enhance our disclosure under the requirements of Rule 5-03 of Regulation S-X. The revised presentation is comprised of the inclusion of a subtotal within cost and expenses referred to as “Cost of sales” and the reclassification of total depreciation and amortization expense between such amounts attributable to cost of sales and other operating costs and expenses. The amount of depreciation and amortization expense that is presented separately within the “Cost of sales” subtotal represents depreciation and amortization of refining and logistics assets that are integral to the refinery production process. The historical comparative information has been revised to conform to the current presentation. This revised presentation does not have an effect on our historical condensed consolidated income from operations or net income, nor does it have any impact on our condensed consolidated balance sheets, statements of comprehensive income or statements of cash flows.

(2) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 3 through 7.

(3) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(4) Represents an adjustment to reflect our estimated annualized statutory corporate tax rate of approximately 26.4% and 39.4% for the 2018 and 2017 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 3.

(5) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. The special items presented for the three months ended March 31, 2018 and for the three months ended March 31, 2017 relate to a lower of cost or market ("LCM") inventory adjustment as discussed further below. Additionally, the cumulative effects of all prior period special items on equity are shown in footnote 14.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

LCM inventory adjustment - LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table shows the LCM inventory reserve as of each date presented (in thousands):

	2018	2017
January 1,	$300,456	$595,988
March 31,	212,803	612,027

The following table includes the corresponding impact of changes in the LCM inventory reserve on income from operations and net income (loss) for the periods presented (in thousands):

	Three Months Ended March 31,

	2018	2017
Net LCM inventory adjustment benefit (charge) in income from operations	$87,653	$(16,039)
Net LCM inventory adjustment benefit (charge) in net income (loss)	64,504	(9,726)

(6) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 3 above.

(7) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months ended March 31, 2018 and 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 3,982,000 and 7,364,616 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months ended March 31, 2018 and 2017, respectively.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of March 31, 2018, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets consist of rail and truck terminals and unloading racks, tank farms and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, the company’s refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, the Company’s chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual segments.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(12) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, as described in footnote 5 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	March 31,	December 31,
	2018	2017
	(in thousands)
Total debt	$2,181,046	$2,191,650
Total equity	2,915,825	2,902,949
Total capitalization	$5,096,871	$5,094,599

Total debt	$2,181,046	$2,191,650
Total equity excluding special items	2,898,526	2,950,154
Total capitalization excluding special items	$5,079,572	$5,141,804

Total equity	$2,915,825	$2,902,949
Special Items (Note 5)
Add: Non-cash LCM inventory adjustment	212,803	300,456
Add: Change in tax receivable agreement liability	(276,430)	(276,430)
Add: Debt extinguishment costs	25,451	25,451
Less: Recomputed income taxes on special items	724	(22,425)
Add: Net tax expense on TCJA related special items	20,153	20,153
Net impact of special items to equity	(17,299)	47,205
Total equity excluding special items	$2,898,526	$2,950,154

Total debt	$2,181,046	$2,191,650
Less: Cash and cash equivalents	362,963	573,021
Net Debt	$1,818,083	$1,618,629

Total debt to capitalization ratio	43%	43%
Total debt to capitalization ratio, excluding special items	43%	43%
Net debt to capitalization ratio	38%	36%
Net debt to capitalization ratio, excluding special items	39%	35%

(15) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(16) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.

(17) The Company adopted ASU 2017-07 effective January 1, 2018. The new guidance requires the bifurcation of net periodic benefit cost. The service cost component is presented within Income from operations, while the other components are reported separately outside of operations. This guidance was applied retrospectively in the condensed consolidated statements of operations. For the three months ended March 31, 2018 and March 31, 2017, the Company reported income of $278 ($240 related to its Refining segment and $38 related to its Corporate segment) and expense of $101 ($85 related to its Refining segment and $16 related to its Corporate segment), respectively, related to the non-service cost components of net periodic benefit cost in Other income (expense).